Cline, Williams, Wright, Johnson Oldfather, LLP
                     1900 U.s. Banking, 233 S. 13Th Street
                            Lincoln, Nebraska 68508


                                  July 27, 2007




Vintage Mutual Funds, Inc.
1415 28th Street
Century II Building
Suite 200
West Des Moines, IA 50266-1450


        We hereby consent to your inclusion of references to our firm as legal counsel to the Vintage Mutual Funds, Inc. (the "Funds"), in Post-Effective Amendment #30 under the Securities Act of 1933 to the Form N-1A Registration Statement for the Funds and in all subsequent prospectuses and/or other reports related thereto and filed with the Securities and Exchange Commission.

        We reviewed the Registration Statement and are of the opinion that this Post Effective Amendment #30 does not contain disclosures which would render it ineligible to become effective pursuant to Rule 485(b).


                                 Cline, Williams, Wright, Johnson Oldfather, LLP


                                 BY:  JOHN C. MILES

                                 For the Firm